EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of our report dated February 14, 2003, relating to the consolidated financial statements of North American Technologies Group, Inc. as of and for the year ended December 31, 2002. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in such Registration Statement.

/s/    UHYMANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas

July 20, 2004